UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

FactSet Research Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

45 Glover Avenue

Norwalk, Connecticut 06850

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 810-1000

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of F. Philip Snow as Chief Executive Officer and as a Director

On June 3, 2025, FactSet Research Systems Inc. (the "Company") announced that F. Philip Snow, currently the Chief Executive Officer ("CEO") of the Company and a member of the board of directors of the Company (the "Board"), notified the Company on May 28, 2025 of his intention to retire as the Company’s CEO and as a member of the Board, effective upon the date his successor, Sanoke Viswanathan, starts employment with the Company as described below. Mr. Snow will remain an employee of the Company and serve as a special advisor to the Board and Mr. Viswanathan assisting in the management transition through November 15, 2025 or such later date as mutually agreed. During the transition period, Mr. Snow will continue to receive his base salary and continue to receive his current employee benefits.

Mr. Snow's departure is not the result of any disagreement with the Company regarding the Company's operations, policies or practices.

Appointment of Sanoke Viswanathan as Chief Executive Officer

On June 3, 2025, the Company announced that the Board has appointed Sanoke Viswanathan as its next CEO, effective on September 1, 2025 or such other mutually agreed date (the "Start Date"). Mr. Viswanathan will also join as a member of the Board upon the Start Date.

Mr. Viswanathan, age 50, has served as the Chief Executive Officer of International Consumer and Wealth of JPMorgan Chase & Co. ("JPMorgan") since June, 2024 and as a member of JPMorgan's Operating Committee since February, 2021. Previously, he served as the Chief Strategy and Growth Officer of JPMorgan, and prior to that, he was the Chief Administrative Officer of JPMorgan's Corporate and Investment Bank. He started his career at JPMorgan in 2010 as head of Corporate Strategy. Prior to joining JPMorgan, Mr. Viswanathan was a partner at McKinsey & Co, and co-head of their Global Corporate and Investment Banking practice. Mr. Viswanathan holds a Post-Graduate Diploma in Management from the Indian Institute of Management, Ahmedabad, and a Bachelors in Mechanical Engineering from the Indian Institute of Technology, Chennai.

In connection with his appointment, Mr. Viswanathan and the Company entered into an Employment Agreement, dated May 28, 2025 (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Viswanathan will be paid an annual base salary of $1,000,000 and he will be eligible to earn an annual target cash bonus equal to 200% of his base salary ("Target Bonus"). Beginning with fiscal year 2028, Mr. Viswanathan will be eligible to receive an annual equity award with a target grant date value of $11,000,000, with the form of award(s) determined by the Board. For fiscal year 2026 and fiscal year 2027, Mr. Viswanathan’s annual equity award will be granted in the fall of 2025 as a one-time award of performance-vesting stock options with a grant date value of $22,000,000 (the "FY 2026 Option Award"). Mr. Viswanathan will not be eligible to receive any additional equity awards for fiscal year 2027. The FY 2026 Option Award will vest, subject to continued service, if, during the performance period ending on the fifth anniversary of the grant date, the Company's common stock achieves a 30-day trailing volume-weighted average price ("VWAP") equal to or greater than 150% of the 30-day trailing VWAP ending on the grant date, and upon a change of control of the Company, the award will be determined whether to have been earned or forfeited based on the consideration paid per share to shareholders in the change of control. Once vested, the FY 2026 Option will not be exercisable prior to the third anniversary of the grant date. If the FY 2026 Option Award is unvested at the time of any termination of employment it will forfeit in its entirety, except for a termination of employment by the Company without cause or by Mr. Viswanathan for good reason (each, a "Qualifying Termination") or as a result of Mr. Viswanathan’s death or disability, in which case the award would remain outstanding and eligible to vest for three months, and if vested will be exercisable for one year.

In connection with Mr. Viswanathan's departure from JPMorgan, it is anticipated that he will forfeit his outstanding incentive awards. In consideration of these forfeitures, Mr. Viswanathan will receive a make-whole award in the form of a $13,000,000 cash payment, $10,000,000 of which is subject to repayment if he resigns from employment with the Company without good reason or is terminated for cause prior to the one year anniversary of his Start Date, and one-time equity awards consisting of $26,000,000 in restricted stock units ("RSUs") that vest 25% per year over four years and $10,000,000 in performance-based restricted stock units ("PSUs") that may be earned over a three-year performance period.

The Employment Agreement provides Mr. Viswanathan with certain protections on a Qualifying Termination (including a Qualifying Termination occurring within two years after a change of control), subject to his execution of a release of claims in certain circumstances and his compliance with post-termination restrictive covenants, which are equivalent to the benefits provided to other executive officers of the Company under the Company's Executive Severance Plan and the form equity award filed as Exhibit 10.8 to the Company's most recent annual report on Form 10-K ("Form Equity Award"), provided that vested stock options would be exercisable for one year and a Qualifying Termination includes a resignation for good reason prior to or more than two years after a change of control. In addition, upon a Qualifying Termination or termination of employment due to Mr. Viswanathan’s death or disability, the make-whole RSUs would fully vest and the make-whole PSUs would remain outstanding and subject to performance (or, upon a Qualifying Termination occurring within two years after with a change of control, the make-whole PSUs would vest at the target level).

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed with our Quarterly Report on Form 10-Q for the quarter ending May 31, 2025 and is incorporated by reference into this Item 5.02.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Viswanathan and any of Company’s executive officers, directors or persons nominated or chosen to become a director or executive officer. Mr. Viswanathan has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Snow's retirement and Mr. Viswanathan's appointment is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

June 3, 2025	By:	/s/ HELEN L. SHAN
Helen L. Shan Executive Vice President, Chief Financial Officer (Principal Financial Officer)